    Exhibit 99.1

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACT:	David Mansfield, President and CEO

Perma-Pipe Investor Relations

(847) 929-1200

investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces its First Quarter Fiscal 2023 Financial Results

•        The Company generated net sales of $29.7 million as compared to $31.2 million in the first quarter of 2022

•        Loss before income taxes of $0.4 million versus $0.2 million in the first quarter of 2022

•        Backlog of $59.4 million at April 30, 2023 compared to $38.5 million at January 31, 2023

SPRING, TX, June 14, 2023 - Perma-Pipe International Holdings, Inc. (NASDAQ: PPIH) announced today financial results for the first quarter ended April 30, 2023.

“Revenues for the first quarter were $29.7 million, a decrease of $1.5 million versus the same quarter last year. The resulting income from operations of $0.1 million was comparable to the $0.2 million earned in the same quarter of 2022," noted President and CEO David Mansfield.

"After a significant amount of new awards in the quarter however, backlog has grown $20.9 million, or 54%, from January 31, 2023. The backlog is almost equally distributed between our North America and MENA regions. We are particularly encouraged that our recently announced initiatives in the MENA region continue to show promise and we expect to more fully realize the benefits of these in the future.

"As has been reflected in previous years, the first fiscal quarter is typically the trough of our business seasonality. This year is no exception to that, and the results were in line with our expectations. It is during these times that we are particularly mindful of our overhead costs,” noted Mr. Mansfield.

“Net income is after the impact of taxation in the different countries in which we operate, and our inability to recognize the benefit of past tax losses in the United States. The reported tax charge therefore continues to be disproportionate to the consolidated earnings,” concluded Mr. Mansfield.

First Quarter Fiscal 2023 Results

Net sales were $29.7 million and $31.2 million in the three months ended April 30, 2023 and 2022, respectively.  The decrease of $1.5 million, or 5%, was a result of lower sales volumes in North America.

Gross profit was $6.8 million, or 23% of net sales, and $7.0 million, or 23% of net sales, in the three months ended April 30, 2023 and 2022, respectively. The decrease of $0.2 million was driven by lower sales volumes.

General and administrative expenses were $5.5 million and $5.7 million in the three months ended April 30, 2023 and 2022, respectively. The decrease of $0.2 million, or 4%, was due to lower payroll costs, primarily related to timing.

Selling expenses were consistent at $1.2 million in the three months ended April 30, 2023 and 2022.

Net interest expense remained consistent and was $0.5 million and $0.4 million in the three months ended April 30, 2023 and 2022, respectively.

Other income was consistent and less than $0.1 million for the three months ended April 30, 2023 and 2022, respectively.

The Company's worldwide effective tax rates ("ETR") were (207.7%) and (455.9%) in the three months ended April 30, 2023 and 2022, respectively. The change in the ETR is due to the inability to recognize tax benefits on losses in the United States due to a full valuation allowance and changes in the mix of income and loss in various jurisdictions.

Net loss was consistent at $(1.1) million and $(0.9) million in the three months ended April 30, 2023 and 2022, respectively.

Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings, Inc. (the “Company”) is a global leader in pre-insulated piping and leak detection systems for oil and gas gathering, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, the Company has operations at fourteen locations in six countries.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) fluctuations in the price of oil and natural gas and its impact on customer order volume for the Company's products; (ii) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (iii) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (iv) the Company’s ability to repay its debt and renew expiring international credit facilities; (v) the Company’s ability to effectively execute its strategic plan and achieve sustained profitability and positive cash flows; (vi) the Company's ability to collect a long-term account receivable related to a project in the Middle East; (vii) the Company’s ability to interpret changes in tax regulations and legislation; (viii) the Company's ability to use its net operating loss carryforwards; (ix) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s "over-time" revenue recognition; (x) the Company’s failure to establish and maintain effective internal control over financial reporting; (xi) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (xii) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xiii) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xiv) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xv) reductions or cancellations of orders included in the Company’s backlog; (xvi) risks and uncertainties specific to the Company's international business operations; (xvii) the Company’s ability to attract and retain senior management and key personnel; (xviii) the Company’s ability to achieve the expected benefits of its growth initiatives; (xix) the impact of pandemics and other public health crises on the Company and its operations; and (xx) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com.)

Additional information regarding the Company's financial results for the three months ended  April 30, 2023, including management's discussion and analysis of the Company's financial condition and results of operations, is contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended  April 30, 2023, which will be filed with the Securities and Exchange Commission on or about the date hereof and will be accessible at www.sec.gov and www.permapipe.com. For more information, visit the Company's website.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended April 30,
	2023	2022
Net sales	$29,657	$31,222
Gross profit	6,774	7,049

Total operating expenses	6,699	6,889

Income from operations	75	160

Interest expense, net	512	368
Other income	72	49
Loss before income taxes	(365)	(159)

Income tax expense	758	726
Net loss	$(1,123)	$(885)

Loss per share
Basic	$(0.14)	$(0.11)
Diluted	$(0.14)	$(0.11)

Note: Per share calculations could be impacted by rounding.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2023	January 31, 2023
	(Unaudited)
ASSETS
Current assets	$85,540	$85,658
Long-term assets	39,253	37,308
Total assets	$124,793	$122,966
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$46,999	$43,790
Long-term liabilities	21,341	21,392
Total liabilities	68,340	65,182
Stockholders' equity	56,453	57,784
Total liabilities and stockholders' equity	$124,793	$122,966